Exhibit 99.1

BILL FIELDS, FORMER CEO AND PRESIDENT OF WALMART,
JOINS BOARD OF DIRECTORS OF VICTORY ELECTRONIC
CIGARETTES CORPORATION

SPRING LAKE, MICHIGAN, January 13, 2014 – Victory Electronic Cigarettes Corporation (OTCQB: ECIG), the emerging leader in the electronic cigarette industry, announced today the joining of Bill Fields to its Board of Directors.

Bill Fields is currently Chairman of Fields Texas Limited LLC (“Fields Texas”), Four Corners Sourcing International, and a Managing Partner of Strategic Brands LLC.  Fields Texas recently completed a partnership arrangement with Victory to expand retail sales and distribution to major strategic retailers and distributors worldwide.

Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc., President and Chief Executive Officer of Hudson’s Bay Company and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc.   During his 25-year career with Wal-Mart Mr. Fields held numerous senior executive positions within the organization, including Assistant to Wal-Mart Founder, Sam Walton; Senior Vice President of Distribution and Transportation; and Executive Vice President of Wal-Mart, Inc. culminating in the role of President and Chief Executive Officer of the Wal-Mart Stores Division. Mr. Fields was responsible for over 2,000 stores and 600,000 employees, and was responsible for strategic planning in operations, merchandising, marketing, and logistics leading Wal-Mart to become the world’s largest retailer.

Bill Fields noted, “My decision to join Victory’s board was driven by a shared philosophy on how to win, Victory’s established and efficient infrastructure and the Company’s experienced and proven management team. Brent’s track record at InBev in architecting and executing the strategy that built the world’s largest beer company is impressive and his dedication to making a difference in this industry is contagious.  Ninety percent of the growth of e-cigarettes is in front of us as the segment continues to take share from the nearly $800 billion dollar tobacco category.  I am confident our team will accelerate Victory’s efforts and that we will quickly become a leader within this industry.”

Brent Willis, Chairman and CEO of Victory Electronic Cigarettes and former CCO at InBev and Division President at The Coca-Cola Company commented, “We are extremely fortunate to have Bill join our board. His deep knowledge of the retail industry and leadership on our Board of Directors will be invaluable as we work towards our goal of building the leading electronic cigarette company in the world.”

VICTORY ELECTRONIC CIGARETTES CORPORATION	PRESS RELEASE/P2

About Victory
Victory Electronic Cigarettes is dedicated to providing a cleaner and healthier alternative to smoking for all, and intends to empower smokers to regain their freedom. Victory is one of the leading companies in this rapidly emerging and fast-growing market.  Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands. Recently public, Victory's experienced management team is positioned to leverage its differentiated portfolio, distinct go-to-market approach, and low-cost infrastructure to accelerate growth and drive significant value for its shareholders.  The Company owns a range of brands for different markets and customers, has applied for patents on breakthrough technology, and operates the website www.victoryecigs.com.

Safe Harbor Disclosure
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, as Victory has not achieve profitability; risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
James Palczynski
Partner, ICR, Inc.
Tel: 203.682.8229
Email: jp@icrinc.com
www.victoryecigs.com